Exhibit 99(l)


                                            October 14, 2004




Gabelli Utility Trust
One Corporate Center
Rye, New York 10580-1435

            Re: The Gabelli Utility Trust Registration Statement on on Form N-2
                ---------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to The Gabelli Utility Trust, a statutory trust created under the Delaware Statutory Trust Act (the "Trust"), in connection with the issuance and sale by the Trust of up to 7,500,000 shares of the Trust's common shares (the "Common Shares") of beneficial interest, par value $0.001 per share, pursuant to the exercise of rights to purchase Common Shares (the "Rights") to be distributed to the shareholders of the Trust in accordance with the Trust's Registration Statement on Form N-2 under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

         This opinion is being furnished in accordance with the requirements of
Item 24 of the Form N-2 Registration Statement.

         In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Notification of Registration of the Trust as an investment company under the 1940 Act on Form N-8A, dated February 26, 1999, as filed with the Securities and Exchange Commission (the "Commission") on February 26, 1999,
(ii) the Registration Statement of the Trust on Form N-2 (File Nos. 333-118701 and 811- 09243), as

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Gabelli Utility Trust
October 14, 2004
Page 2



filed with the Commission on August 31, 2004, and as proposed to be amended by Pre-Effective Amendment No. 1 on the date hereof (such Registration Statement, as proposed to be amended being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate representing the Common Shares; (iii) the Certificate of Trust and Agreement and Declaration of Trust of the Trust, as currently in effect; (iv) the By-Laws of the Trust, as currently in effect;
(v) certain resolutions adopted by the Board of Trustees of the Trust relating to the issuance and sale of the Common Shares and related matters; and (vi) certain resolutions adopted by the Pricing Committee of the Board of Trustees approving the issue price for the Common Shares. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have assumed that the share certificates representing the Common Shares will conform to the specimen examined by us and will have been signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

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Gabelli Utility Trust
October 14, 2004
Page 3



         Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to any laws other than the Delaware Statutory Trust Act.

         Based upon and subject to the foregoing, we are of the opinion that the Common Shares have been duly authorized for issuance and when the Common Shares have been issued and delivered upon the exercise of the Rights in accordance with the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable. We bring to your attention, however, the last sentence of Section 3.7 of the Agreement and Declaration of Trust which provides that the trustees of the Trust may determine to cause each shareholder to pay, in advance or in arrears, for charges of distribution, of the custodian or transfer, shareholder servicing or similar agent, by setting off such charges due from such shareholder by reducing the number of shares in the account of such shareholder by that number of full or fractional shares which represents the outstanding amount of charges due from such shareholder.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" and "Counsel and Independent Registered Public Accounting Firm" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/Skadden, Arps, Slate, Meagher & Flom LLP